EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140824) of Spirit AeroSystems Holdings, Inc. of our report dated March 2, 2007 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Saint Louis, Missouri
March 2, 2007